                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         This Registration Rights Agreement is made and entered into as of
November 1, 2005 (this "Agreement"), by and between Cedric Kushner Promotions,
Inc., a Delaware corporation (the "Company"), and Livingston Investments, LLC, a
Florida limited liability company ("Livingston").

         This Agreement is being entered into pursuant to the Term Sheet for
Modification of Loan and Consulting Arrangements, dated February 10, 2005 (as amended by the letter agreements dated as of March 9, 2005, June 21, 2005,
August 16, 2005 and October 3, 2005) by and among Livingston, Mackin Charitable
Remainder Trust, the Company, Cedric Kushner Promotions, Ltd. and Cedric Kushner
Boxing, Inc. (the "Term Sheet").

         The Company and Livingston hereby agree as follows:

      1. Definitions.

         Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Term Sheet. As used in this Agreement, the following terms shall have the following meanings:

         "Advice" shall have the meaning set forth in Section 3(m).

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;
and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         "Blackout Period" shall have the meaning set forth in Section 3(n).

         "Board" shall have the meaning set forth in Section 3(n).

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of
New York generally are authorized or required by law or other government actions to close.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Common Stock" means the Company's Common Stock, par value $.01 per share.

         "Effectiveness Date" means with respect to the Registration Statement the date which is within five (5) days of the date on which the Commission informs the Company (i) that the Commission will not review the Registration
Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement.

         "Effectiveness Period" shall have the meaning set forth in Section 2.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Filing Date" means the date the Registration Statement is filed.

         "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities including, including without limitation, Livingston and its respective assignees.

         "Indemnified Party" shall have the meaning set forth in Section 5(c).

         "Indemnifying Party" shall have the meaning set forth in Section 5(c).

         "Losses" shall have the meaning set forth in Section 5(a).

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Proceeding" means an action, claim, suit, investigation or proceeding
(including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Prospectus" means the prospectus included in the Registration
Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the
Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable
Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

         "Registrable Securities" means (i) the shares of Common Stock issued to
Livingston pursuant to the Term Sheet (the "Shares"), and upon any stock split, stock dividend, recapitalization or similar event with respect to such Shares,
(ii) the shares of Common Stock issuable upon exercise of the Warrants (the
"Warrant Shares"), and upon any stock split, stock dividend, recapitalization or similar event with respect to such Warrant Shares and (iii) any other dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities; provided, however, that Registrable
Securities shall include (but not be limited to) a number of shares of Common
Stock equal to no less than one hundred percent

                                      -2-

(100%) of the maximum number of shares of Common Stock which would be issuable upon exercise of the Warrants, assuming such conversion and exercise occurred on the Filing Date. Notwithstanding anything contained herein to the contrary, if the actual number of shares of Common Stock issuable upon exercise of the
Warrants exceeds one hundred percent (100%) of the number of shares of Common
Stock issuable upon exercise of the Warrants based upon a computation as at the
Filing Date, the term "Registrable Securities" shall be deemed to include such additional shares of Common Stock.

         "Registration Statement" means the registration statement and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 158" means Rule 158 promulgated by the Commission pursuant to the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 415" means Rule 415 promulgated by the Commission pursuant to the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Warrants" means collectively the (i) warrants to purchase shares of
Common Stock issued pursuant to the Term Sheet and (ii) the warrant to purchase shares of Common Stock issued pursuant to the Cedric Kusher Promotions, Inc.
(f/k/a Zenascent, Inc.) Warrant to Purchase Common Stock, dated April 30, 2002, as amended by the letter agreement dated September 10, 2002.

      2. Registration.

           (a) Piggy-Back Registrations. (i) If at any time after the date of this Agreement, the Company shall determine to prepare and file with the
Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the
Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, any such holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of

                                      -3-

the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with
Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 2(a) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such
Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 2(a)
that are eligible for sale pursuant to Rule 144(k) of the Securities Act. The
Registrable Securities to be included in such registration statement shall not be subject to "cutback" for any reason.

         (ii) Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the
Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration;
provided, however, that such market stand-off time period shall not exceed 90 days.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each
Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         Notwithstanding the foregoing, the obligations described in this clause
(ii) shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future, or a registration in which neither the Company nor a Holder are selling shares of Common Stock.

         (b) In case Livingston shall not have been able to utilize the piggy-bank registration rights provided for in Section 2(a) above as to all the
Registrable Securities by July , 2007, Livingston shall have the right to request that the Company effect a registration on Form S-3 (except if the
Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Livingston, the
Company will:

         (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                                      -4-

         (ii) as soon as practicable, prepare and file a "shelf" Registration
Statement and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the
Company.

         (iii) The Company shall use its best efforts to cause the Registration
Statement to be declared effective under the Securities Act as soon as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities
Act until such date as is the earlier of (x) the date when all Registrable
Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the
"Effectiveness Period").

      3. Registration Procedures.

         In connection with the Company's registration obligations hereunder, the Company shall:

         (a) Prepare and file with the Commission, a Registration Statement on
Form S-3 (or if the Company is not then eligible to register for resale the
Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration
Statement or any related Prospectus or any amendment or supplement thereto
(including any document that would be incorporated therein by reference), the
Company shall (i) furnish to the Holders copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders, and (ii) at the request of any Holder cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable
Securities shall reasonably object in writing within three (3) Business Days of their receipt thereof.

         (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable
Registrable Securities for the Effectiveness Period; (ii) cause the related
Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii)
respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the

                                      -5-

Holders true and complete copies of all correspondence from and to the
Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the
Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the
Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) Notify the Holders of Registrable Securities to be sold as promptly as possible (and, in the case of (i)(A) below, not less than five (5) Business
Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A)
when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration
Statement and whenever the Commission comments in writing on such Registration
Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for
additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the
Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the
Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

         (e) If requested by the Holders of a majority in interest of the
Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the
Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the
Company has received notification of the matters to be incorporated in such
Prospectus supplement or post-effective amendment.

                                      -6-

         (f) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference)
promptly after the filing of such documents with the Commission.

         (g) Promptly deliver to each Holder, without charge, as many copies of the Registration Statement, Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such
Prospectus and each amendment or supplement thereto by each of the selling
Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United
States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a
Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business
Days prior to any sale of Registrable Securities.

         (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on any securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed.

                                      -7-

         (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the
Securities Act and Rule 158 not later than forty-five (45) days after the end of any twelve (12)-month period (or ninety (90) days after the end of any twelve
(12)-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the
Registration Statement, which statement shall conform to the requirements of
Rule 158.

         (m) Require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended
Registration Statement.

         If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the
Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

         Each Holder covenants and agrees that (i) it will not sell any
Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

         Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or
3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable
Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice")
by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or
Registration Statement.

         (n) If (i) there is material non-public information regarding the
Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the
Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be

                                      -8-

required to disclose under the Registration Statement, then the Company may suspend effectiveness of a registration statement and suspend the sale of
Registrable Securities under a Registration Statement for a period not to exceed ninety (90) days, provided that the Company may not suspend its obligation under this Section 3(n) more than once during any twelve (12) month period (each, a
"Blackout Period").

         (o) Within two (2) Business Days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the
Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the
Holders whose Registrable Securities are included in such Registration
Statement) confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

      4. Registration Expenses.

         All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the
Registration Statement is filed or becomes effective and whether or not any
Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation the following: (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, and (C) in compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of
Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration
Statement), (iii) messenger, telephone and delivery expenses, (iv) fees of counsel for the Company; (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable
Securities on any securities exchange as required hereunder. Notwithstanding the foregoing, the Holders shall bear the cost of underwriting (if the underwriter is engaged by the Holders) and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered.

                                      -9-

      5. Indemnification.

         (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell
Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act) and the
officers, directors, agents and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses
(including, without limitation, reasonable attorneys' fees and expenses)
(collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration
Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any
Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the
Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such
Prospectus or such form of Prospectus or in any amendment or supplement thereto.
The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an
Indemnified Party (as defined in Section 5(c) hereof) and shall survive the transfer of the Registrable Securities by the Holders.

         (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the
directors, officers, agents and employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any
Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration

                                      -10-

Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such
Prospectus or such form of Prospectus Supplement. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section
5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration
Statement.

         (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an
"Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the
Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the
Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or
Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the
Indemnifying Party (in which case, if such Indemnified Party notifies the
Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this
Section) shall be paid to the Indemnified Party, as incurred, within ten (10)
Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified

                                      -11-

Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

         (d) Contribution. If a claim for indemnification under Section 5(a) or
5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying
Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified
Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or
Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 5(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of
Registrable Securities pursuant to such Registration Statement.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.
No Person guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section shall be in addition to (a) any cause of action or similar rights of the
Indemnified Party against the Indemnifying Party or others, and (b) any liabilities the Indemnifying Party may be subject to pursuant to the law.

      6. Rule 144.

         As long as any Holder owns Shares, Warrants or Warrant Shares, the
Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the
Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange
Act and to promptly furnish the Holders with true and complete copies of all such filings. As long as any Holder owns Shares, Warrants or Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d)
of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in

                                      -12-

accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a)
or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Shares and/or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions of counsel to the Company referred to in the
Purchase Agreement. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

      7. Miscellaneous.

         (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each
Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this
Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. Except as set forth in Schedule B hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person.

         (c) No Piggyback on Registrations. Neither the Company nor any of its
security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company (other than the Registrable Securities) in the
Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its security holders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

         (d) Consent to Jurisdiction. Each of the Company and the Holders (i)
hereby irrevocably submits to the jurisdiction of the United States District
Court for the Southern District of New York and the courts of the State of New
York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase
Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and Livingston consents to process being

                                      -13-

served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(d) shall affect or limit any right to serve process in any other manner permitted by law.

         (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable
Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern standard time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern standard time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Business
Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule A attached hereto, or with respect to the Company, addressed to:

             Cedric Kushner Promotions, Inc.
             1414 Avenue of the Americas
             Suite 406
             New York, New York 10019
             Attention:
             Telecopier: (212) 755-1989

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to any Holder shall be sent to the addresses listed on Schedule A attached hereto, if applicable. Copies of notices to the
Company shall be sent to Greenbaum, Rowe, Smith & Davis LLP, 99 Wood Avenue
South, P.O. Box 5600, Woodbridge, New Jersey 07095, Attention: Raymond W.
Felton, Esq., Telecopier no: (732) 549-1881. Copies of notices to the Holders shall be sent to Hartman & Craven LLP, 488 Madison Avenue, New York, New York
10022, Attention: Joel I. Frank, Esq., Telecopier no: (212) 223-9911.

         (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the

                                      -14-

benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights hereunder.

         (h) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale
Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Shares or Warrants or shares of Registrable Securities if:
(i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned,
(iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement. The rights to assignment shall apply to the
Holders (and to subsequent) successors and assigns.

         (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

         (k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         (l) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (m) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                                      -15-

         (n) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates
(other than any Holder or transferees or successors or assigns thereof if such
Holder is deemed to be an Affiliate solely by reason of its holdings of such
Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage and shall not be counted as outstanding.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this
Registration Rights Agreement to be duly executed by its authorized person as of the date first indicated above.

                             CEDRIC KUSHNER PROMOTIONS, INC.

                             By: /s/ James DiLorenzo
                                 -------------------
                             Name: James DiLorenzo
                             Title: Executive Vice President

                             LIVINGSTON INVESTMENTS, LLC

                             By: /s/ Chester F. English
                                 ----------------------
                             Name: Chester F. English III
                             Title: Managing Member

                                      -16-

                                                                       EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[name/address of
Transfer Agent]
Attn: _____________

         Re: Cedric Kushner Promotions, Inc.

Ladies and Gentlemen:

         We are counsel to Cedric Kushner Promotions, Inc., a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Term Sheet for Modification of Loan and Consulting Arrangements,
dated February 10, 2005, by and among Livingston Investments, LLC, Mackin
Charitable Remainder Trust, the Company, Cedric Kushner Promotions, Ltd. and
Cedric Kushner Boxing, Inc. (as amended by the letter agreements dated as of
March 9, 2005, June 21, 2005 and August 16, 2005, the "Term Sheet"), pursuant to which the Company issued to ________ (the "HOLDER") shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), and warrants (the
"WARRANTS") to purchase shares of Common Stock. Pursuant to the Term Sheet, the
Company has also entered into a Registration Rights Agreement with the party named therein (the "REGISTRATION RIGHTS AGREEMENT"), dated as of October , 2005, pursuant to which the Company agreed, among other things, to register the
Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the
"1933 ACT"). In connection with the Company's obligations under the Registration
Rights Agreement, on ________________, 200[ ], the Company filed a Registration
Statement on Form S-3 (File No. 333-________) (the "REGISTRATION STATEMENT")
with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the
SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME
OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and, accordingly, the
Registrable Securities are available for resale under the 1933 Act in the manner specified in, and pursuant to the terms of the Registration Statement.

                                   Very truly yours,

                                   [                      ]

                                   By:
                                      ------------------------
                                        [                      ], a Partner

cc: [LIST NAMES OF HOLDERS]

                                                                      SCHEDULE A

Livingston Investments, LLC
c/o Mark Brown, Esq.
Kaye Scholer LLP
777 South Flagler Drive
Suite 900
West Palm Beach, Florida 33401